As filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Assertio Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	100 South Saunders Road, Suite 300 Lake Forest, Illinois 60045	85-0598378
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
(Full Title of the Plan)

Daniel A. Peisert 100 South Saunders Road, Suite 300 Lake Forest, Illinois 60045	Copies to: Ryan A. Murr, Esq. Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, California 94105

(Name and Address of Agent For Service)

(224) 419-7106

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	🗹

Non-accelerated filer	☐	Smaller reporting company	🗹

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed in accordance with General Instruction E to Form S-8 solely to register the issuance of an aggregate of up to 5,400,000 additional shares of common stock of Assertio Holdings, Inc. (the “Company” or the “Registrant”) available for issuance under the Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”). The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on May 23, 2014 (File No. 333-196263), on May 26, 2016 (File No. 333-211642), on May 14, 2018 (File No. 333-224924), on May 10, 2019 (File No. 333-231366), and on June 4, 2020 (File No. 333-238926), as well as post-effective amendments to certain of the foregoing Registration Statements on Form S-8 in connection with the Company’s reincorporations and name changes on August 15, 2018 (File Nos. 333-196263, 333-211642 and 333-224924) and on June 4, 2020 (File Nos. 333-196263, 333-211642, 333-224924 and 333-231366) (all registration statements and post-effective amendments thereto, collectively, the “Prior Registration Statements”). Except as supplemented by the information set forth herein, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 13, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 17, 2021).

4.2	Amended and Restated Certificate of Incorporation of the Company, dated May 19, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12B filed on May 19, 2020).

4.3	Amended and Restated Bylaws of the Company, dated May 19, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12B filed on May 19, 2020).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on signature page).

99.1*	Amended and Restated 2014 Omnibus Incentive Plan.

107.1*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 12th day of May, 2022.

Assertio Holdings, Inc.

By:	/s/ Daniel A. Peisert
Name:	Daniel A. Peisert
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel A. Peisert and Paul Schwichtenberg, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel A. Peisert	President and Chief Executive Officer (Principal Executive Officer)	May 12, 2022
Daniel A. Peisert

/s/ Paul Schwichtenberg	Chief Financial Officer (Principal Financial Officer)	May 12, 2022
Paul Schwichtenberg

/s/ Ajay Patel	Chief Accounting Officer (Principal Accounting Officer)	May 12, 2022
Ajay Patel

/s/ Peter D. Staple	Chairman of the Board of Directors	May 12, 2022
Peter D. Staple

/s/ William T. McKee	Director	May 12, 2022
William T. McKee

/s/ Heather L. Mason	Director	May 12, 2022
Heather L. Mason

/s/ James L. Tyree	Director	May 12, 2022
James L. Tyree

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